Exhibit 10.1

Execution Version

VOTING AND SUPPORT AGREEMENT

This VOTING AND SUPPORT AGREEMENT, dated as of January 11, 2022 (the “Agreement”), is entered into by and among DPM HoldCo, LLC, a Delaware limited liability company (“Sierra”), Falcon Minerals Corporation, a Delaware corporation (“Ferrari”), and Royal Resources L.P., a Delaware limited partnership (“Holder”).

W I T N E S S E T H:

WHEREAS, Sierra, Ferrari, Falcon Minerals Operating Partnership LP, a Delaware limited partnership (“Ferrari OpCo”), and Ferrari Merger Sub A LLC, a Delaware limited liability company (“Merger Sub”), are entering into an Agreement and Plan of Merger dated as of the date of this Agreement (the “Merger Agreement”) pursuant to which Merger Sub will merge with and into Sierra, with Sierra being the surviving entity and wholly owned Subsidiary of Ferrari OpCo;

WHEREAS, Holder is the Beneficial Owner (as defined below) of such number of securities set forth under its name on Schedule I hereto (the “Covered Securities”), which Covered Securities include shares of Ferrari Class C Common Stock and Ferrari Partnership Units;

WHEREAS, concurrently with the execution and delivery of the Merger Agreement, and as a condition and an inducement to Sierra and Ferrari entering into the Merger Agreement, Holder is entering into this Agreement with respect to the Covered Securities; and

WHEREAS, Holder is willing, subject to the limitations herein, not to Transfer (as defined below) any of its Covered Securities, and to vote its shares of Ferrari Class C Common Stock in a manner so as to facilitate consummation of the Merger and the other Transactions.

NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements contained herein, and intending to be legally bound hereby, the parties agree as follows:

ARTICLE I

GENERAL

1.1 Definitions. This Agreement is the “Ferrari Support Agreement” as defined in the Merger Agreement. Capitalized terms used but not defined herein shall have the respective meanings set forth in the Merger Agreement.

(a) “Affiliate” has the meaning set forth in Rule 12b-2 of the Exchange Act

(b) “Beneficially Own” or “Beneficial Ownership” has the meaning assigned to such term in Rule 13d-3 under the Exchange Act, and a Person’s beneficial ownership of securities shall be calculated in accordance with the provisions of such Rule (in each case, irrespective of whether or not such Rule is actually applicable in such circumstance). For the avoidance of doubt, Beneficially Own and Beneficial Ownership shall also include record ownership of securities.

(c) “Beneficial Owners” shall mean Persons who Beneficially Own the referenced securities.

(d) “Permitted Transfer” means a Transfer by Holder to an Affiliate of Holder, provided that such transferee Affiliate agrees in writing with Sierra and Ferrari to assume all of Holder’s obligations hereunder in respect of the Covered Securities subject to such Transfer and to be bound by, and comply with, the terms of this Agreement, with respect to the Covered Securities subject to such Transfer, and all other Covered Securities Beneficially Owned or owned of record from time to time by such transferee Affiliate, to the same extent as Holder is bound hereunder and such transferee shall become a “Holder” for all purposes hereunder (including, for the avoidance of doubt, the granting of the proxy in respect of the Covered Securities subject to such Transfer pursuant to Section 3.3).

(e) “Transfer” means (i) any offer, pledge, sale, contract to sell, grant of any option, right or warrant to purchase, gift, assignment, distribution, hypothecation, pledge, encumbrance, grant of a security interest in, sale of any option or contract to purchase, purchase of any option or contract to sell, grant of any option, right, or warrant to purchase, loan or other transfer or disposition of (including through any hedging or other similar transaction) any economic, voting, or other rights in or to Covered Securities, or other transfer or disposition of, directly or indirectly, Covered Securities, (ii) entrance into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of Beneficial Ownership of Covered Securities or that results in an amount of Covered Securities subject to Article III to be less than the amount of Covered Securities subject to Article III as of the date of this Agreement or (iii) any exchange or redemption of Ferrari Class C Common Stock and Ferrari Partnership Units that constitute Covered Securities for Ferrari Class A Common Stock pursuant to the Governing Documents of Ferrari OpCo and Ferrari.

ARTICLE II

AGREEMENT TO RETAIN COVERED SECURITIES

2.1 Transfer and Encumbrance of Covered Securities.

(a) From the date of this Agreement until the earlier of (i) the Closing Date and (ii) the termination of the Merger Agreement pursuant to and in compliance with the terms thereof (such earlier date, the “Termination Date”), except for any Permitted Transfer, Holder shall not, directly or indirectly, (x) Transfer any Covered Securities or (y) deposit any Covered Securities into a voting trust or enter into a voting agreement or arrangement with respect to the Covered Securities or grant any proxy (except as otherwise provided herein) or power of attorney with respect thereto.

2.2 Additional Purchases; Adjustments. From and after the date of this Agreement and until the Termination Date, Holder agrees that neither Holder nor any of its Affiliates shall purchase, acquire or otherwise acquire Beneficial Ownership of any Equity Interests of Ferrari or Ferrari OpCo without the prior written consent of Sierra; provided that the foregoing shall not, subject to Section 6.16, apply to and shall not in any way limit the activities of Blackstone Inc. or any of its Affiliates other than (x) Blackstone Capital Partners VI L.P., Blackstone Capital Partners VII L.P., Blackstone Energy Partners I L.P. and Blackstone Energy Partners II L.P. (collectively, the “BCP/BEP Funds”) and (y) any fund, account, or investment vehicle (including any parallel fund, alternative investment vehicle, or co-investment vehicle relating to any of the BCP/BEP Funds or any such fund, account, or investment vehicle) controlled, managed, advised, or subadvised by the BCP/BEP Funds within the private equity-focused division of Blackstone Inc.

Without limiting the foregoing, Holder agrees that any Equity Interests of Ferrari or Ferrari OpCo that Holder or any of its Subsidiaries purchases or otherwise acquires or with respect to which Holder or any of its Subsidiaries otherwise acquires Beneficial Ownership after the execution of this Agreement and prior to the Termination Date shall be subject to the terms and conditions of this Agreement to the same extent as if they constituted Covered Securities as of the date of this Agreement, and Holder shall promptly notify Sierra and Ferrari of the existence of any such after acquired Covered Securities. In the event of any stock split, stock dividend, merger, reorganization, recapitalization, reclassification, combination, exchange of shares or the like of the Equity Interests of Ferrari or Ferrari OpCo affecting the Covered Securities, the terms of this Agreement shall apply to the resulting securities and they shall be deemed to be Covered Securities, and the Committed Covered Securities shall also be adjusted accordingly, consistent with the foregoing treatment.

2.3 Unpermitted Transfers; Involuntary Transfers. Any Transfer or attempted Transfer of any Covered Securities (other than, for the avoidance of doubt, a Permitted Transfer) in violation of this Article II shall, to the fullest extent permitted by applicable Law, be null and void ab initio. In furtherance of the foregoing, Holder shall authorize and instruct Ferrari to instruct its transfer agent to enter a stop transfer order with respect to all of the Covered Securities; provided that such stop transfer order shall be removed with respect to any Transfer permitted under this Agreement. If any involuntary Transfer of any of a Holder’s Covered Securities shall occur, the transferee (which term, as used herein, shall include any and all transferees and subsequent transferees of the initial transferee) shall take and hold such Covered Securities subject to all of the restrictions, liabilities and rights under this Agreement, which shall continue in full force and effect until valid termination of this Agreement.

ARTICLE III

AGREEMENT TO VOTE

3.1 Agreement to Vote. Prior to the Termination Date, Holder irrevocably and unconditionally agrees that it shall, at any meeting of the stockholders of Ferrari (whether annual or special and whether or not an adjourned or postponed meeting), however called, appear at such meeting or otherwise cause all of its Ferrari Equity Interests entitled to vote at such meeting that constitute Covered Securities to be counted as present at such meeting for the purpose of establishing a quorum and vote, or cause to be voted at such meeting, all of its Ferrari Equity Interests entitled to vote at such meeting that constitute Covered Securities:

(a) in favor of approving the Ferrari Stock Issuance, the Ferrari Reverse Stock Split, the Ferrari Certificate Amendment, and the Long Term Incentive Plan and any other matters necessary for the consummation of the Transactions (collectively, the “Transaction Matters”); and

(b) against (i) any agreement, transaction or proposal that relates to a Competing Proposal, without regard to the terms of such Competing Proposal, or any other transaction, proposal, agreement or action made in opposition to adoption of the Merger Agreement or in competition or inconsistent with the Transactions; (ii) any action, agreement or transaction that would reasonably be expected to result in a breach of any covenant, representation or warranty or any other obligation or agreement of Ferrari or any of its Subsidiaries contained in the Merger

Agreement or of Holder contained in this Agreement; (iii) any action or agreement that would reasonably be expected to result in (x) any condition to the consummation of the Transactions set forth in Section 7.1 or Section 7.2 of the Merger Agreement not being fulfilled or (y) any change to the voting rights of any class of shares of capital stock of Ferrari (including by any amendments to the Ferrari Governing Documents other than, for the avoidance of doubt, such amendments contemplated by the Merger Agreement); and (iv) any other action, agreement or transaction that would reasonably be expected to impede, interfere with, delay, discourage, postpone or adversely affect any of the Transactions, including the Merger, or this Agreement. Any attempt by Holder to vote, consent or express dissent with respect to (or otherwise to utilize the voting power of), the Covered Securities in contravention of this Section 3.1 shall be null and void ab initio.

3.2 Ferrari Adverse Recommendation Change. Notwithstanding anything herein to the contrary, in the event of a Ferrari Adverse Recommendation Change made in compliance with the terms of the Merger Agreement:

(a) the aggregate number of shares of Ferrari Common Stock held or Beneficially Owned by Holder considered to be “Covered Securities” from and after the time of such Ferrari Adverse Recommendation Change, for all purposes of this Agreement, shall automatically be modified without any further notice or any action by Sierra, Ferrari or Holder to be only, in the aggregate, 30,240,609 shares of Ferrari Common Stock (the “Committed Covered Securities”), such that Holder shall only be obligated to vote or cause to vote the Committed Covered Securities in the manner set forth in Section 3.1 above after giving effect to such modification; and

(b) Holder, in its sole discretion, shall be free to vote or cause to be voted, in person or by proxy, all of the remaining Covered Securities in excess of the Committed Covered Securities in any manner it may choose.

For the avoidance of doubt, in all events the Committed Covered Securities shall be deemed to be “Covered Securities” for purposes of this Agreement.

3.3 Proxy. Holder, on behalf of itself and any transferee of a Permitted Transfer, hereby irrevocably appoints as its proxy and attorney-in-fact, Sierra and any person designated in writing by Sierra, each of them individually, with full power of substitution and resubstitution, to consent to or vote the Covered Securities as indicated in Section 3.1 above. Holder intends this proxy to be irrevocable and unconditional during the term of this Agreement and coupled with an interest and will take such further action or execute such other instruments as may be reasonably necessary to effect the intent of this proxy, and hereby revokes any proxy previously granted by Holder with respect to the Covered Securities (and Holder hereby represents that any such proxy is revocable). The proxy granted by Holder, on behalf of itself and any transferee of a Permitted Transfer, shall be automatically revoked upon the occurrence of the Termination Date and Sierra may further terminate this proxy at any time at its sole election by written notice provided to Holder. This proxy shall survive the Transfer of any Covered Securities, including any Permitted Transfer.

ARTICLE IV

ADDITIONAL AGREEMENTS

4.1 Waiver of Litigation. Holder agrees not to, directly or indirectly, commence, join in, and agrees to take all actions necessary to opt out of any class in any class action with respect to, any claim, derivative or otherwise, against Ferrari or Sierra or any of their respective Affiliates and each of their successors or directors relating to the negotiation, execution or delivery of this Agreement or the Merger Agreement or the consummation of the transactions contemplated hereby or thereby, including any claim (a) challenging the validity of, or seeking to enjoin the operation of, any provision of this Agreement or the Merger Agreement (including any claim seeking to enjoin or delay the Closing) or (b) alleging a breach of any fiduciary duty of the Ferrari Board of Directors in connection with the negotiation and entry into this Agreement (other than, notwithstanding anything to the contrary, any claims alleging a breach of fiduciary duty as a result of facts and events not known to Holder or its representatives as of the date hereof), the Merger Agreement or the transactions contemplated hereby or thereby, and hereby irrevocably waives any claim or rights whatsoever with respect to any of the foregoing.

4.2 Further Assurances. Holder agrees that from and after the date of this Agreement and until the Termination Date, it shall not, directly or indirectly, take any action that would or would reasonably be likely to adversely affect or delay the ability to perform their respective covenants and agreements under this Agreement. Holder agrees that it and its Affiliates will (i) provide any information reasonably requested by Ferrari and Sierra for inclusion in the Proxy Statement and any filings with Governmental Entities contemplated by Section 6.2 of the Merger Agreement and (ii) consent to any amendments to the Ferrari OpCo Partnership Agreement pursuant to Section 6.9(d) of the Merger Agreement.

4.3 Fiduciary Duties. Holder is entering into this Agreement solely in its capacity as the record or Beneficial Owner of the Covered Securities and nothing herein is intended to or shall limit or affect any actions taken by any of Holder’s designees serving in his or her capacity as a director of Ferrari (or a Subsidiary of Ferrari). The taking of any actions (or failures to act) by Holder’s designees serving as a director of Ferrari (in such capacity as a director) shall not be deemed to constitute a breach of this Agreement.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF HOLDER

5.1 Representations and Warranties. Holder hereby represents and warrants as follows:

(a) Ownership. Holder has, with respect to the Covered Securities, and at all times during the term of this Agreement will continue to have, Beneficial Ownership of, good and valid title to and full and exclusive power to vote, issue instructions with respect to the matters set forth in Article III, and agree to all of the matters set forth in this Agreement, except in the case of a Permitted Transfer of any Covered Securities (in which case this representation shall, with respect to such Covered Securities, be made by the transferee of such Covered Securities). Holder is the record holder of the Covered Securities. The Covered Securities set forth under its name on Schedule I hereto constitute all of Equity Interests of Ferrari and its Subsidiaries that are owned of record or Beneficially Owned by Holder as of the date of this Agreement, except in the case of a

Permitted Transfer of any Covered Securities (in which case this representation shall, with respect to such Covered Securities, be made by the transferee of such Covered Securities). Other than this Agreement, (i) there are no agreements or arrangements of any kind, contingent or otherwise, to which Holder or any of its Affiliates is a party obligating Holder to, directly or indirectly, Transfer or cause to be Transferred to any person any of the Covered Securities and (ii) no Person has any contractual or other right or obligation to purchase or otherwise acquire any of the Covered Securities.

(b) Organization; Authority. Holder is duly organized, validly existing and in good standing under the Laws of its jurisdiction of formation and has full power and authority and is duly authorized to make, enter into and carry out the terms of this Agreement and to perform its obligations hereunder. This Agreement has been duly and validly executed and delivered by Holder and (assuming due authorization, execution and delivery by Sierra and Ferrari) constitutes a valid and binding agreement of Holder, enforceable against Holder in accordance with its terms (except in all cases as such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles), and no other action is necessary to authorize the execution and delivery by Holder or the performance of Holder’s obligations hereunder.

(a) No Violation. The execution, delivery and performance by Holder of this Agreement will not (i) violate any provision of any Law applicable to Holder or any of its Subsidiaries; (ii) violate any order, judgment or decree applicable to Holder or any of its Affiliates; or (iii) conflict with, or result in a breach or default under, any agreement or instrument to which Holder or any of its Subsidiaries is a party or any term or their respective Governing Documents, except, where such conflict, breach or default would not reasonably be expected to, individually or in the aggregate, have an adverse effect on the Holder’s ability to satisfy its obligations hereunder.

(b) Consents and Approvals. The execution and delivery by Holder of this Agreement does not, and the performance of Holder’s obligations hereunder will not, require Holder or any of its Affiliates to obtain any consent, approval, authorization or permit of, or to make any filing with or notification to, any person or Governmental Entity, except such filings and authorizations as may be required under the Exchange Act.

(c) Absence of Litigation. As of the date of this Agreement, there is no Legal Proceeding pending against, or, to the knowledge of Holder, threatened in writing against Holder or any of its Subsidiaries that would prevent the performance by Holder of its obligations under this Agreement or to consummate the transactions contemplated hereby or by the Merger Agreement, including the Merger, on a timely basis.

(d) Absence of Other Voting Agreements. Except as contemplated by this Agreement or the Merger Agreement, none of the Covered Securities is subject to any voting trust, proxy or other agreement, arrangement or restriction with respect to voting, in each case, that is inconsistent with this Agreement. None of the Covered Securities is subject to any pledge agreement pursuant to which Holder does not retain sole and exclusive voting rights with respect to the Covered Securities subject to such pledge agreement at least until the occurrence of an event of default under the related debt instrument.

ARTICLE VI

MISCELLANEOUS

6.1 No Solicitation. Holder agrees that it will not, and will cause its Subsidiaries and its and their respective officers, directors and other Representatives not to, directly or indirectly, take any of the actions listed in Section 5.3(b) of the Merger Agreement. Holder shall, and shall cause its Subsidiaries and its and their respective officers, directors and other Representatives to, immediately cease, and cause to be terminated, any discussions or negotiations conducted before the date of this Agreement with any Person other than Sierra with respect to any inquiry, proposal or offer that constitutes, or would reasonably be expected to lead to, a Competing Proposal. In addition, Holder agrees that it and its Subsidiaries are subject to Section 5.3(c) of the Merger Agreement as if Holder and each of its Subsidiaries were “Ferrari” thereunder. Holder further agrees that it will not, directly or indirectly, modify, alter or amend, or offer or agree to, directly or indirectly, modify, alter or amend, any contract with Ferrari or any of its Affiliates to facilitate a Competing Proposal. Notwithstanding anything herein to the contrary, none of Holder, its Subsidiaries and its and their respective officers, directors and other Representatives shall be prohibited from taking any of the foregoing actions to the extent Ferrari is permitted to take such action under the terms of the Merger Agreement.

6.2 Termination. This Agreement shall terminate on the Termination Date or upon the mutual written consent of the parties hereto. Neither the provisions of this Section 6.2 nor the termination of this Agreement shall relieve (x) any party hereto from any liability of such party to any other party incurred prior to such termination or (y) any party hereto from any liability to any other party arising out of or in connection with a breach of this Agreement. Nothing in the Merger Agreement shall relieve Holder from any liability arising out of or in connection with a breach of this Agreement.

6.3 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally (notice deemed given upon receipt), transmitted by email (notice deemed given upon confirmation of receipt; provided, that each notice party shall use reasonable best efforts to confirm receipt of any such email correspondence promptly upon receipt of such request) or sent by a nationally recognized overnight courier service, such as Federal Express (notice deemed given upon receipt of proof of delivery), to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

if to Holder, to:

Royal Resources L.P.

345 Park Avenue

New York, New York 10154

Attention: Erik Belz; Mark Henle

E-mail: erik.belz@blackstone.com; mark.henle@blackstone.com

With a copy (which shall not constitute notice) to:

Kirkland & Ellis LLP

609 Main Street

Houston, Texas 77002

Attention: Rhett Van Syoc, P.C.; Debbie Yee, P.C.

E-mail: rhett.vansyoc@kirkland.com; debbie.yee@kirkland.com

if to Sierra, to:

Desert Peak Minerals

1144 15th Street, Suite 2650

Denver, Colorado 80202

Attention: Tamar Goldstein; Brett Riesenfeld

E-mail: tamar.goldstein@kimmeridge.com;

brett.riesenfeld@desertpeak.com

With copies (which shall not constitute notice) to:

Vinson & Elkins L.L.P.

1001 Fannin Street, Suite 2500

Houston, Texas 77002

Attention: Douglas E. McWilliams; Benjamin Barron

E-mail: dmcwilliams@velaw.com; bbarron@velaw.com

and, if to Ferrari, to:

Falcon Minerals Corporation

609 Main Street, Suite 3950

Houston, Texas 77002

Attention: Bryan C. Gunderson; Jeffrey F. Brotman

Email: BGunderson@Falconminerals.com;

JBrotman@Falconminerals.com

With copies (which shall not constitute notice) to:

Latham & Watkins LLP

811 Main St., Suite 3700

Houston, Texas 77002

Attention: Nick S. Dhesi; William N. Finnegan IV; Ryan J. Lynch

Email: Nick.Dhesi@lw.com; Bill.Finnegan@lw.com;

Ryan.Lynch@lw.com

6.4 Amendment and Modification; Waiver.

(a) Subject to applicable Law and except as otherwise provided in this Agreement, this Agreement may be amended, modified and supplemented by written agreement of the parties hereto. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

(b) Any party or parties hereto may, to the extent legally allowed and except as otherwise set forth herein, waive compliance with any of the agreements or conditions for the benefit of such party or parties contained herein. Any agreement on the part of a party or parties hereto to any such waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party or parties, as applicable. Neither the waiver by any of the parties hereto of a breach of, or a default under, any of the provisions of this Agreement, nor the failure by any of the parties, on one or more occasions, to enforce any of the provisions of this Agreement or to exercise any right or privilege hereunder, shall be construed as a waiver of any other breach or default of a similar nature, or as a waiver of any of such provisions, rights or privileges hereunder.

6.5 Counterparts. This Agreement may be executed manually, electronically by email or other electronic transmission or by facsimile by the parties hereto, in any number of counterparts, each of which shall be considered one and the same agreement and shall become effective when a counterpart hereof shall have been signed by each of parties hereto and delivered to the other parties hereto.

6.6 Assignment. Except for any assignment to a transferee of a Permitted Transfer in accordance with this Agreement, this Agreement shall not be assigned by any of the parties hereto (whether by operation of Law or otherwise) without the prior written consent of the other parties hereto. Subject to the preceding sentence, but without relieving any party of any obligation hereunder, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns. Any purported assignment not permitted under this Section 6.6 shall be null and void.

6.7 Entire Agreement; Third-Party Beneficiaries. This Agreement (including the schedule hereto, and together with the Merger Agreement and any other documents executed pursuant hereto or thereto) constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and thereof and supersede all other prior agreements and understandings, both written and oral, among the parties hereto or any of them with respect to the subject matter hereof and thereof. This Agreement is not intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.

6.8 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by rule of Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby are not affected in any manner adverse to any party hereto. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

6.9 No Partnership, Agency or Joint Venture. This Agreement is intended to create, and creates, a contractual relationship and is not intended to create, and does not create, any agency, partnership, joint venture, any like relationship between the parties hereto or a presumption that the parties are in any way acting in concert or as a group with respect to the obligations or the transactions contemplated by this Agreement.

6.10 Governing Law; Jurisdiction; Waiver of Jury Trial.

(a) This Agreement, and all claims or causes of actions (whether at Law, in contract or in tort) that may be based upon, arise out of or related to this Agreement or the negotiation, execution or performance of this Agreement, shall be governed by, and construed in accordance with, the Laws of the State of Delaware without giving effect to conflicts of laws principles (whether of the State of Delaware or any other jurisdiction that would cause the application of the Laws of any jurisdiction other than the State of Delaware).

(b) All Legal Proceedings and proceedings arising out of or relating to this Agreement shall be heard and determined exclusively in the Court of Chancery of the State of Delaware (or, only if the Court of Chancery of the State of Delaware declines to accept jurisdiction over a particular matter, any federal court within the State of Delaware). Each of the parties hereto hereby irrevocably and unconditionally (i) submits to the exclusive jurisdiction of the Court of Chancery of the State of Delaware (or, only if the Court of Chancery of the State of Delaware declines to accept jurisdiction over a particular matter, any federal court within the state of Delaware), for the purpose of any Legal Proceeding arising out of or relating to this Agreement and the transactions contemplated hereby brought by any party hereto, (ii) agrees not to commence any such action or proceeding except in such courts, (iii) agrees that any claim in respect of any such action or proceeding may be heard and determined in the Court of Chancery of the State of Delaware (or, only if the Court of Chancery of the State of Delaware declines to accept jurisdiction over a particular matter, any federal court within the State of Delaware), (iv) waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any such action or proceeding, and (v) waives, to the fullest extent permitted by Law, the defense of an inconvenient forum to the maintenance of such action or proceeding. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Each party hereto irrevocably consents to service of process in the manner provided for notices in Section 6.3. Nothing in this Agreement will affect the right of any party hereto to serve process in any other manner permitted by Law.

(c) EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY HERETO CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE EITHER OF SUCH WAIVERS, (B) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVERS, (C) IT MAKES SUCH WAIVERS VOLUNTARILY, AND (D) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 6.10(C).

6.11 Expenses. All fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such fees or expenses, whether or not the Transactions are consummated.

6.12 Enforcement; Remedies.

(a) Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party hereto will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by Law or equity upon such party, and the exercise by a party hereto of any one remedy will not preclude the exercise of any other remedy.

(b) The parties hereto agree that irreparable damage, for which monetary damages would not be an adequate remedy, may occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is agreed that prior to the termination of this Agreement, the non-breaching party shall be entitled to an injunction or injunctions to prevent breaches of this Agreement by any other party and to specifically enforce the terms and provisions of this Agreement.

(c) The right of specific enforcement of the parties hereto is an integral part of the transactions contemplated hereby and each party hereto hereby waives any objections to the grant of the equitable remedy of specific performance to prevent or restrain breaches of this Agreement by any other party (including any objection on the basis that there is an adequate remedy at Law or that an award of specific performance is not an appropriate remedy for any reason at Law or equity), and each party hereto shall be entitled to an injunction or injunctions and to specifically enforce the terms and provisions of this Agreement to prevent or restrain breaches or threatened breaches of, or to enforce compliance with, the covenants and obligations of such party under this Agreement all in accordance with the terms of this Section 6.12. In the event any party hereto seeks an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, such party shall not be required to provide any bond or other security in connection with such order or injunction all in accordance with the terms of this Section 6.12.

6.13 No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in Sierra any direct or indirect ownership or incidence of ownership of or with respect to the Covered Securities. All rights, ownership and economic benefits of and relating to the Covered Securities shall remain vested in and belong to Holder, and Sierra shall not have any authority to manage, direct, restrict, regulate, govern or administer any of the policies or operations of Ferrari or exercise any power or authority to direct Holder in the voting or disposition of any Covered Securities, except as otherwise expressly provided herein.

6.14 Disclosure. Holder consents to and authorizes the publication and disclosure by Ferrari and Sierra of Holder’s identity and holding of Covered Securities, and the terms of this Agreement (including, for avoidance of doubt, the disclosure of this Agreement), in any press release, the Proxy Statement, any filings on Schedule 13D under the Exchange Act and any other disclosure document required in connection with the Merger Agreement and the Transactions. Holder agrees to be subject to Section 6.3 of the Merger Agreement as if Holder were “Ferrari” thereunder.

6.15 Interpretation. The parties have participated jointly in negotiating and drafting this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as jointly drafted by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement. When a reference is made in this Agreement to Articles or Sections, such reference shall be to an Article or Section of this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.”

6.16 Holder Affiliates. It will be considered a breach of this Agreement by Holder if any Affiliate of Holder takes any action at the direction or instruction of Holder, Ferrari or any of their respective Representatives that would be a breach of this Agreement if such action was taken directly by Holder.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have executed or caused this Agreement to be executed in counterparts, all as of the day and year first above written.

ROYAL RESOURCES L.P.

By: Royal Resources GP L.L.C., its general partner

By:	/s/ Eric Belz
Name:	Eric Belz
Title:	President

DPM HOLDCO, LLC

By:	/s/ Noam Lockshin
Name:	Noam Lockshin
Title:	Manager

FALCON MINERALS CORPORATION

By:	/s/ Bryan C. Gunderson
Name:	Bryan C. Gunderson
Title:	President and Chief Executive Officer

[Signature Page to the Voting and Support Agreement]

Schedule I

Covered Securities

Ferrari Partnership Units: 35,197,643

Ferrari Class C Common Stock: 35,197,643

[Schedule I to the Voting and Support Agreement]